Exhibit 99.1

AgEagle Aerial Systems Rebrands as EagleNXT to Drive Next Phase of Growth and Innovation

Rebrand reflects strategic evolution and positions EagleNXT to capture global expansion opportunities across defense, agriculture, and commercial drone markets

WICHITA, Kan., September 11, 2025 — AgEagle Aerial Systems Inc. (NYSE: UAVS), a leading provider of advanced drone and aerial imaging solutions, today announces it has completed a comprehensive rebrand and will begin operating under the name EagleNXT. The new brand reflects the Company’s evolution, its sharpened strategic focus, and its mission to deliver the intelligence that safeguards and empowers the world.

EagleNXT CEO Bill Irby commented, “For years, we have built a reputation as a trusted leader in aerial intelligence—designing products our partners rely on – whether commercial, agricultural, or for defense -- forging relationships across critical industries, and assembling a team dedicated to creating what comes next. As EagleNXT, we honor our legacy while embracing our future. Our solutions will continue to evolve, our innovations will advance, and our reach will expand into new, high-growth markets. At our core, we remain committed to delivering intelligence that strengthens security, improves productivity, and drives sustainable value for our customers and shareholders.”

The rebrand to EagleNXT underscores the Company’s commitment to advancing best-in-class drones, sensors, and software that serve both government and commercial markets. With over one million global flights, record-setting contracts, and industry-first regulatory approvals, EagleNXT is well positioned to expand its leadership in rapidly growing markets including defense, public safety, agriculture, and environmental monitoring and research.

The Company’s mission statement- EagleNXT protects what matters most: lives, land, and the pursuit of peace– serves as the foundation of the rebrand and communicates EagleNXT’s focus on innovation, resilience, and long-term value creation.

About EagleNXT

AgEagle Aerial Systems Inc. (dba, EagleNXT) (NYSE: UAVS) is a leading developer of high-performance drones, advanced sensors, and intelligent software solutions that deliver critical aerial intelligence to customers around the world. With more than one million flights conducted globally, EagleNXT’s platforms are trusted across defense, public safety, agriculture, infrastructure, and environmental monitoring applications. The Company’s drone systems have achieved multiple industry firsts, including FAA approvals for Operations Over People (OOP) and Beyond Visual Line of Sight (BVLOS), as well as EASA C2 certification in Europe and inclusion on the U.S. Department of Defense’s Blue UAS list. EagleNXT’s sensors are integrated on more than 150 different drone models and are used in over 100 research publications worldwide, reinforcing its leadership in precision agriculture, surveying, and environmental sustainability initiatives.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and fulfilment of current and future purchase orders relating to the Company’s products, the success of new programs and software updates, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Media Contact

Andy Woodward

+1 (469) 451-2344

Andy.woodward@EagleNXT.com

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Investor Relations

Email: UAVS@EagleNXT.com